UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

JANUARY 23, 2007
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500 - 602 West Hastings Street Vancouver, British Columbia, Canada	V6B 1P2
(Address of principal executive offices)	(Zip Code)

(604) 488-0855
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02          Unregistered Sales of Equity Securities.

Effective January 23, 2007, Douglas Lake Minerals Inc. (the "Company") completed a private placement (the "Private Placement") with certain U.S. and non-U.S. investors for aggregate proceeds of $1,484,200 pursuant to the terms and conditions of certain private placement subscription agreements (collectively, the "Subscription Agreements") as entered into between the Company and each such investor. In accordance with the terms of the Subscription Agreements, the Company issued an aggregate of 2,120,277 common shares of the Company (each a "Share"), at a subscription of price of $0.70 per Share. There were no finder's fees or commissions payable by the Company related to the Private Placement.

On the same date, the Company issued an aggregate of 11,650,000 common shares pursuant to the terms and conditions of certain Sale and Purchase Agreements (collectively, the "asset purchase transactions") entered into between the Company and each party to the Sale and Purchase Agreements in November 2006, as more fully described in the Company's Quarterly Report on Form 10-QSB as filed with the U.S. Securities and Exchange Commission (the "SEC") on January 22, 2007.

The issuance of 2,120,277 common shares pursuant to the Private Placement and the issuance of 11,650,000 common shares as a result of the asset purchase transactions were made to non-U.S. investors in reliance on Rule 903 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") and to U.S. accredited investors in reliance on Rule 506 of Regulation D of the Securities Act. The securities issued have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the SEC or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: January 29, 2007.	By: /s/ Harpreet (Harp) Singh Sangha __________________________________ Harpreet (Harp) Singh Sangha President, Chief Executive Officer and a director

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